UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ECA MARCELLUS TRUST I
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	27-6522024 (IRS Employer Identification No.)
919 Congress Avenue, Suite 500, Austin, Texas 78701
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units Representing Beneficial Interests	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-165833
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common units representing beneficial interests in ECA Marcellus Trust I (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Target Distributions and Subordination and Incentive Thresholds,” “Description of the Trust Agreement,” “Description of the Trust Units” and “Federal Income Tax Considerations” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165833), initially filed with the Securities and Exchange Commission on April 1, 2010 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-165833), initially filed with the Securities and Exchange Commission on April 1, 2010, as amended (incorporated herein by reference).

2.	Certificate of Trust of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165833), initially filed with the Securities and Exchange Commission on April 1, 2010).

3.	Form of Amended and Restated Trust Agreement of the Registrant (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165833), initially filed with the Securities and Exchange Commission on April 1, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ECA Marcellus Trust I By: The Bank of New York Mellon Trust Company, N.A., as Trustee

/s/ Mike J. Ulrich
Name:	Mike J. Ulrich
Title:	Vice President

Dated: June 29, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-165833), initially filed with the Securities and Exchange Commission on April 1, 2010, as amended (incorporated herein by reference).

2.	Certificate of Trust of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165833), initially filed with the Securities and Exchange Commission on April 1, 2010).

3.	Form of Amended and Restated Trust Agreement of the Registrant (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165833), initially filed with the Securities and Exchange Commission on April 1, 2010).